Exhibit 23.1

A PARTNERSHIP OF INCORPORATED PROFESSIONALS	AMISANO HANSON CHARTERED ACCOUNTANTS

CONSENT OF INDEPENDENT ACCOUNTANT

We hereby consent to the use by reference, in the Form S-8 for Sense Technologies Inc., of our report dated May 23, 2005, except for Note 16 which is as of June 6, 2005, relating to the February 28, 2005 financial statements of Sense Technologies Inc., which appears in such Form.

Vancouver, Canada	/s/ AMISANO HANSON
September 21, 2005	Chartered Accountants

750 WEST PENDER STREET, SUITE 604 VANCOUVER CANADA V6C 2T7	TELEPHONE: 604-689-0188 FACSIMILE: 604-689-9773 E-MAIL: amishan@telus.net